EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
JANUARY 26, 2005

CULLEN/FROST REPORTS 4th QUARTER RESULTS, RECORD ANNUAL EARNINGS FOR
2004 AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. today reported net income for the fourth quarter of 2004 of $38.3 million, or $.71 per diluted common share, a 17.5 percent increase over fourth quarter 2003 earnings of $32.6 million, or $.61 per diluted common share. For the last quarter of 2004, return on average assets and equity were 1.52 percent and 18.18 percent respectively, compared to 1.37 percent and 17.02 percent for the same quarter of 2003.

The company also reported record annual earnings of $141.3 million, or $2.66 per diluted common share for 2004, an 8.3 percent increase compared to 2003 earnings of $130.5 million, or $2.48 per diluted common share. For the year, return on average assets and equity were 1.47 percent and 17.91 percent respectively, compared to 1.36 percent and 17.78 percent reported in 2003.

"It gives me great pleasure to report that 2004 was another record year for our company," said Dick Evans, Cullen/Frost chairman and CEO. "These positive results were impacted by an improving economy and a rising rate environment, coupled with a strong sales effort by our staff. I was also pleased to see the first increase in our net interest margin in four years - to 4.05 percent - primarily as a result of higher volumes and higher rates. Loans reached their highest level ever, ending the year at $5.2 billion. In addition, improvements in credit quality, including a decrease in non-performing assets of 26 percent from last year-end, resulted in lower credit costs."

"I am especially proud of our outstanding staff, who met the challenges of the past year with enthusiasm and purpose. They helped us grow the business and control expenses, and I appreciate their hard work and dedication to this company. With their support, Cullen/Frost will continue to build long-term customer relationships and enhance shareholder value."

For the year ended December 31, 2004, average annual total loans increased 7.2 percent to $4.8 billion from $4.5 billion for the previous year. Average annual total deposits for 2004 rose to $7.8 billion, a 2.5 percent increase over 2003. As volumes increased and interest rates began to rise during the year, the bank grew net interest income to $331.4 million, a 5.6 percent increase over the $313.8 million reported for 2003. For 2004, non-interest income increased to $225.1 million, a 4.5 percent increase over the previous year, while non-interest expenses rose 5.8 percent over 2003 to $345.0 million.

Noted financial data for the fourth quarter follows:

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Net-interest income rose 10.5 percent to $87.9 million, from the $79.5 million reported a year earlier. This increase in net interest income was impacted in part by a 4.4 percent increase in average deposits from the fourth quarter of 2003, to $8.0 billion, which in turn contributed to higher average earning assets. Average loans for the quarter were $5.0 billion, up 10.6 percent compared to the $4.5 billion reported for the same period a year earlier. Fueled in part by an increase of 125 basis points in the Fed funds interest rate during 2004, the net interest margin was 4.04 percent for the fourth quarter, up from 4.01 percent for the fourth quarter of 2003.

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Non-interest income for the fourth quarter of 2004 was $55.8 million, an increase of $2.9 million, or 5.5 percent, over the $52.9 million reported a year earlier. Driving this increase was an 8.7 percent growth in revenue from trust fees, which rose to $13.9 million, compared to $12.8 million during the same quarter a year earlier. Insurance fees were up 10.6 percent from the fourth quarter last year to $6.5 million impacted by the acquisition of the Sammons Group in Dallas during the third quarter of 2004. Service charges on deposits were down 6.8 percent for the same period to $20.9 million. Most of this decrease in service charges occurred as rates have moved up and customers received a higher earnings rate for their deposit balances. This, in turn, resulted in the bank collecting less in fees for services on accounts during the fourth quarter of 2004.

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For the quarter, non-interest expense was $86.7 million, up $4.3 million or 5.1 percent from the $82.5 million for the fourth quarter of 2003. Most of the increase was due to salaries and wages and related employee benefits, which rose $3.8 million over the same quarter a year earlier as a result of an increase in the number of employees, as well as normal annual merit and market increases.

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As a result of continued improvements in asset quality, including reductions in criticized, past due and potential problem loans, the company did not record a provision for possible loan losses for the fourth quarter of 2004. Net charge-offs for the quarter were $1.3 million, or 10 basis points of average loans. For the fourth quarter of 2003, the provision for possible loan losses was $1.5 million, compared to net charge-offs of $1.4 million. The allowance for possible loan losses as a percentage of total loans was 1.47 percent at December 31, 2004, compared to 1.82 percent at December 31, 2003. Non-performing assets were $39.1 million at year-end, down $11.3 million, compared to $50.4 million the previous quarter and down $13.7 million compared to $52.8 million at the end of 2003.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 26, 2005 at 10:00 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at 800-944-6430. Digital playback of the conference call will be available after 12:00 p.m. CT until midnight Sunday, January 30, 2005 at 800-642-1687 with Conference ID # of 3268494. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CT. After entering the website, www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $10 billion at December 31, 2004. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, operates 78 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in the level of non-performing assets and charge-offs.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, securities market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Changes in the financial performance and/or condition of the Corporation's borrowers.
w	Technological changes.
w	Acquisitions and the integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

w	Changes in the Corporation's organization, compensation and benefit plans.
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The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

w	Greater than expected costs or difficulties related to the integration of new products and lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2004				2003

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$87,888	$83,976	$81,242	$78,332	$79,526
Net interest income(1)	89,416	85,419	82,576	79,691	80,806
Provision for possible loan losses	--	--	2,000	500	1,500
Non-interest income:
Trust fees	13,886	13,213	13,704	13,107	12,769
Service charges on deposit accounts	20,855	22,409	22,468	21,683	22,373
Insurance commissions and fees	6,536	8,048	6,234	10,163	5,912
Other charges, commissions and fees	5,709	4,383	4,952	4,309	4,245
Net gain (loss) on securities transactions	--	(1,638)	--	(1,739)	--
Other	8,765	9,219	8,978	9,866	7,553

Total non-interest income	55,751	55,634	56,336	57,389	52,852

Non-interest expense:
Salaries and wages	40,588	39,836	38,855	38,760	37,194
Employee benefits	9,568	9,532	9,592	11,484	9,176
Net occupancy	7,157	7,524	7,364	7,330	7,040
Furniture and equipment	5,999	5,662	5,661	5,449	5,496
Intangible amortization	1,370	1,285	1,287	1,404	1,409
Other	22,053	22,660	22,440	22,170	22,151

Total non-interest expense	86,735	86,499	85,199	86,597	82,466

Income before income taxes	56,904	53,111	50,379	48,624	48,412
Income taxes	18,573	17,140	16,261	15,719	15,777

Net income	$38,331	$35,971	$34,118	$32,905	$32,635

PER SHARE DATA

Net income - basic	$0.74	$0.70	$0.67	$0.64	$0.63
Net income - diluted	0.71	0.68	0.65	0.62	0.61
Cash dividends	0.265	0.265	0.265	0.24	0.24
Book value at end of quarter	15.84	15.89	14.41	15.19	14.87

OUTSTANDING SHARES

Period-end shares	51,924	51,988	51,520	51,329	51,776
Weighted-average shares - basic	52,083	51,568	51,281	51,666	51,713
Dilutive effect of stock compensation	1,555	1,562	1,441	1,525	1,521
Weighted-average shares - diluted	53,638	53,130	52,722	53,191	53,234

SELECTED ANNUALIZED RATIOS

Return on average assets	1.52%	1.50%	1.43%	1.42%	1.37%
Return on average equity	18.18	18.45	18.11	16.89	17.02
Net interest income to average earning assets(1)	4.04	4.09	4.02	4.03	4.01

(1) Taxable-equivalent basis based on a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2004				2003

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$5,023	$4,844	$4,792	$4,630	$4,543
Earning assets	8,851	8,317	8,254	7,982	8,029
Total assets	10,028	9,515	9,617	9,313	9,422
Non-interest-bearing demand deposits	2,947	2,891	2,959	2,860	2,974
Interest-bearing deposits	5,035	4,878	4,743	4,751	4,675
Total deposits	7,982	7,769	7,702	7,611	7,649
Shareholders' equity	839	776	758	784	761

Period-End Balance:
Loans	$5,165	$4,948	$4,813	$4,726	$4,591
Earning assets	8,892	8,544	8,132	8,605	8,132
Goodwill and intangible assets	117	118	112	113	115
Total assets	9,953	9,825	9,570	9,990	9,672
Total deposits	8,106	7,822	7,934	7,773	8,069
Shareholders' equity	822	826	742	780	770
Adjusted shareholders' equity(1)	833	822	785	758	762

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$75,810	$77,114	$80,485	$82,587	$83,501
as a percentage of
period-end loans	1.47%	1.56%	1.67%	1.75%	1.82%

Net charge-offs:	$1,304	$3,371	$4,102	$1,414	$1,409
As a percentage of
average loans	0.10%	0.28%	0.34%	0.12%	0.12%

Non-performing assets:
Non-accrual loans	$30,443	$42,701	$41,046	$45,415	$47,451
Foreclosed assets	8,673	7,734	5,152	4,875	5,343

Total	$39,116	$50,435	$46,198	$50,290	$52,794
As a percentage of:
Total assets	0.39%	0.51%	0.48%	0.50%	0.55%
Total loans and
foreclosed assets	0.76	1.02	0.96	1.06	1.15

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	12.83%	13.18%	13.08%	12.76%	11.41%
Total Risk-Based
Capital Ratio	15.99	16.48	16.52	16.26	15.01
Leverage Ratio	9.18	9.62	9.12	9.21	7.83
Equity to Assets Ratio (period-end)	8.26	8.41	7.76	7.80	7.96
Equity to Assets Ratio (average)	8.37	8.15	7.88	8.42	8.08

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31

	2004	2003	2002	2001	2000

CONDENSED INCOME STATEMENTS

Net interest income	$331,438	$313,758	$313,773	$315,826	$322,312
Net interest income(1)	337,102	318,945	318,772	320,695	326,997
Provision for possible loan losses	2,500	10,544	22,546	40,031	14,103
Non-interest income:
Trust fees	53,910	47,486	47,463	48,784	49,266
Service charges on deposit accounts	87,415	87,805	78,417	70,534	60,627
Insurance commissions and fees	30,981	28,660	25,912	18,598	10,698
Other charges, commissions and fees	19,353	18,668	16,860	16,176	15,548
Net gain(loss) on securities transactions	(3,377)	40	88	78	4
Other	36,828	32,702	32,229	29,547	29,472

Total non-interest income	225,110	215,361	200,969	183,717	165,615

Non-interest expense:
Salaries and wages	158,039	146,622	139,227	138,347	133,525
Employee benefits	40,176	38,316	34,614	35,000	28,808
Net occupancy	29,375	29,286	28,883	29,419	27,693
Furniture and equipment	22,771	21,768	22,597	23,727	21,329
Intangible amortization	5,346	5,886	7,083	15,127	15,625
Restructuring charges	--	--	--	19,865	--
Other	89,323	84,157	79,738	78,172	76,832

Total non-interest expense	345,030	326,035	312,142	339,657	303,812

Income from continuing operations,
before income taxes	209,018	192,540	180,054	119,855	170,012
Income taxes	67,693	62,039	57,821	39,749	58,746

Income from continuing operations	141,325	130,501	122,233	80,106	111,266
Loss from discontinued operations,
net of tax	--	--	(5,247)	(2,200)	(2,449)
Cumulative effect of accounting
change, net of tax	--	--	--	3,010	--

Net income	$141,325	$130,501	$116,986	$80,916	$108,817

PER SHARE DATA

Income from continuing
operations - basic	$2.74	$2.54	$2.40	$1.55	$2.13
Income from continuing
operations - diluted	2.66	2.48	2.33	1.50	2.07
Net income - basic	2.74	2.54	2.29	1.57	2.09
Net income - diluted(2)	2.66	2.48	2.23	1.52	2.03
Cash dividends	1.035	0.94	0.875	0.84	0.76
Book value	15.84	14.87	13.72	11.58	11.14

OUTSTANDING SHARES

Period-end shares	51,924	51,776	51,295	51,355	51,430
Weighted-average shares - basic	51,651	51,442	51,001	51,530	52,123
Dilutive effect of stock
compensation	1,489	1,216	1,422	1,818	1,534
Weighted-average shares - diluted	53,140	52,658	52,423	53,348	53,657

SELECTED ANNUALIZED RATIOS

Income from continuing operations
ROA	1.47%	1.36%	1.46%	1.02%	1.56%
Return on average assets	1.47	1.36	1.40	1.03	1.52
Income from continuing operations
ROE	17.91	17.78	18.77	13.05	20.87
Return on average equity	17.91	17.78	17.96	13.18	20.41
Net interest income to average
earning assets(1)	4.05	3.98	4.58	4.89	5.32

(1)	Taxable-equivalent basis based on a 35% tax rate.
(2)	Excluding the impact of goodwill amortization (discontinued in 2002 in accordance with
SFAS No. 142) diluted earnings per share would have been $1.65 for 2001 and $2.16 for 2000.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31

	2004	2003	2002	2001	2000

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,823	$4,497	$4,537	$4,547	$4,353
Earning assets	8,352	8,011	6,961	6,565	6,148
Total assets	9,619	9,584	8,353	7,842	7,154
Non-interest-bearing demand deposits	2,915	3,038	2,540	2,187	1,897
Interest bearing deposits	4,852	4,539	4,354	4,364	4,155
Total deposits	7,767	7,577	6,894	6,551	6,052
Shareholders' equity	789	734	651	614	533

Period-End Balance:
Loans	$5,165	$4,591	$4,519	$4,519	$4,535
Earning assets	8,892	8,132	7,710	6,811	6,422
Goodwill and intangible assets	117	115	119	124	133
Total assets	9,953	9,672	9,536	8,375	7,665
Total deposits	8,106	8,069	7,628	7,098	6,500
Shareholders' equity	822	770	704	595	573
Adjusted shareholders' equity(1)	833	762	671	609	577

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$75,810	$83,501	$82,584	$72,881	$63,265
As a percentage of period-end loans	1.47%	1.82%	1.83%	1.61%	1.40%

Net charge-offs:	$10,191	$9,627	$12,843	$30,415	$9,183
As a percentage of average loans	0.20%	0.21%	0.28%	0.67%	0.21%

Non-performing assets:
Non-accrual loans	$30,443	$47,451	$34,861	$33,196	$16,662
Foreclosed assets	8,673	5,343	8,047	4,234	2,271

Total	$39,116	$52,794	$42,908	$37,430	$18,933
As a percentage of:
Total assets	0.39%	0.55%	0.45%	0.45%	0.25%
Total loans plus foreclosed
assets	0.76	1.15	0.95	0.83	0.42

(1)					Shareholders' equity excluding accumulated other comprehensive income, net of tax.